Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment no. 1 to Form S-1 of our report dated September 28, 2026, except for the effects of the restatement described in Note 15, which is dated October 9, 2026, with respect to the financial statements of EON Resources Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

October 27, 2026